UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2026

KIDZ AI INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-42588	99-2827182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 7th Avenue, Suite 905, New York, New York	10123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 345-9588

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	KIDZ	The Nasdaq Stock Market LLC

Redeemable warrants	KIDZW	The Nasdaq Stock Market LLC

Item 3.03. Material Modification to Rights of Shareholders.

To the extent required, the information set forth below under Item 5.07 is hereby incorporated by reference into this Item 5.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required, the information set forth below under Item 5.07 is hereby incorporated by reference into this Item 5.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously disclosed, KIDZ AI Inc. (the “Company”) called its annual meeting of stockholders (the “Meeting”) to be held on June 4, 2026. On such date, the Company adjourned the Meeting to June 10, 2026. On such date, the Company held the Meeting. The Company’s stockholders voted on the following proposals at the Meeting:

(1) Proposal No. 1 — The Authorized Share Proposal — a proposal to approve an amendment to the Company’s articles of incorporation to increase the total number of shares of Class B common stock that the Company is authorized to issue to 2,500,000,000 shares. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
4,838,228	677,896	35,662	0

(2) Proposal No. 2 — The Nasdaq Proposal — a proposal to approve the issuance of certain shares of Class B common stock pursuant to that certain Exchange Agreement, dated December 29, 2025, by and between the Company and Solana Growth Ventures LLC. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
4,091,462	193,034	35,451	1,231,839

(3) Proposal No. 3 — The Reverse Stock Split Proposal — a proposal to approve a reverse stock split of all of the outstanding shares of the Company’s Class A common stock and Class B common stock, par value $0.0001 per share, at a ratio, ranging from 1-for-2 to 1-for-50, to be determined by the Company’s Board of Directors in its sole discretion. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
4,884,282	632,999	34,505	0

(4) Proposal No. 4 — The Class A Issuance Proposal — a proposal to approve the future sale of up to an aggregate of 500,000 shares of Class A common stock to Hui Luo, the Company’s Chief Executive Officer, at a price per share equal to 150% of the prevailing market price of the Class B Common Stock at the time of each issuance, with such prevailing market price defined as the greater of (i) the official closing price of the Class B Common Stock on the day of sale and (ii) the average official closing price of the Class B Common Stock for the five trading days immediately preceding such date. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
4,168,088	117,732	34,127	1,231,839

(5) Proposal No. 5 — The Director Election Proposal — to elect five members to the Company’s board of directors, to hold office until the next annual meeting and until their respective successors are duly elected and qualified. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Vote

Hui Luo	4,215,649	66,547	37,751	1,231,839

Yan Zhang	4,214,848	66,127	38,972	1,231,839

Tracy Xia	4,209,332	71,643	38,972	1,231,839

Mona Liang	4,214,649	66,347	38,951	1,231,839

Amanda Chang	4,214,655	66,341	38,951	1,231,839

The Company filed a Certificate of Amendment with the Nevada Secretary of State to effectuate the increased authorized Class B common stock as a result of the approval of Proposal 1.  A copy of such Certificate of Amendment has been filed with this Current Report on Form 8-K as Exhibit 3.1.

2

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIDZ AI INC.

Dated: June 10, 2026	By:	/s/ Hui Luo
Hui Luo
Chief Executive Officer

4